EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Jennifer Franklin

Phone:	949.333.1721

Email:	jfranklin@Stiracmg.com
STEADFAST APARTMENT REIT III, INC. ANNOUNCES
RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2019
Irvine, Calif., May 10, 2019 — Steadfast Apartment REIT III, Inc. (the “Company”) announced today its operating results for the three months ended March 31, 2019.
For the three months ended March 31, 2019, the Company had total revenues of $10.0 million compared to $8.8 million for the three months ended March 31, 2018. Net loss was $4.1 million for the three months ended March 31, 2019, compared to $3.9 million for the three months ended March 31, 2018. Total assets of the Company were $409.3 million at March 31, 2019 and $421.1 million at December 31, 2018.
Highlights:
The Company:

•	Owned as of March 31, 2019, a multifamily property portfolio of ten properties comprised of 2,775 apartment homes with an aggregate purchase price of $400.3 million.

•	Increased cash payments to fund additions to real estate investments to $1.3 million for the three months ended March 31, 2019, compared to $0.9 million for the three months ended March 31, 2018.

•
Had $156.1 million of variable rate debt with a weighted average interest rate of 4.83% and $124.0 million of fixed rate debt with a weighted average interest rate of 4.02% as of March 31, 2019. The weighted average interest rate on the Company’s total outstanding debt was 4.47% as of March 31, 2019.

•
Experienced an increase in net operating income (“NOI”) to $5.4 million for the three months ended March 31, 2019, from $4.8 million for the three months ended March 31, 2018. (See the reconciliation of NOI to net loss and accompanying notes contained within this release for additional information on how the Company calculates NOI.)

•
Experienced a decrease in funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts, to negative $0.3 million for the three months ended March 31, 2019, from $0.8 million for the three months ended March 31, 2018. (See the reconciliation of FFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates FFO.)

•
Experienced a decrease in modified funds from operations (“MFFO”), as defined by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), to negative $20.3 thousand for the three months ended March 31, 2019, from $0.4 million for the three months ended March 31, 2018. (See the reconciliation of MFFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates MFFO.)

•
Reported net cash used in operating activities of $1.1 million for the three months ended March 31, 2019, compared to $1.4 million for the three months ended March 31, 2018. Net cash used in investing activities was $1.2 million for the three months ended March 31, 2019, compared to $0.9 million for the three months ended March 31, 2018.

•
Reported net cash used in financing activities of $6.4 million for the three months ended March 31, 2019, which included $2.2 million of distributions paid, net of $1.1 million in non-cash distributions paid pursuant to the Company’s distribution reinvestment plan (“DRP”). Net cash provided by financing activities was $12.3 million for the three months ended March 31, 2018, which included $1.2 million of distributions paid, net of $1.1 million in non-cash distributions paid pursuant to the DRP.

•	Terminated the primary offering on August 31, 2018, but continued to offer shares of common stock pursuant to the DRP through February 5, 2019.
“Millennials continue to be an important part of today’s renter picture, but they are not the whole story. Baby Boomers account for approximately 59 percent of the net increase in renter households as they join the younger generations in favoring the simplicity, flexibility and overall lifestyle offered by rental housing,” said Ella Neyland, president of Steadfast Apartment REIT III. “Those types of GenerationALL® changes that shape when-or if-renters leave apartment life to buy homes are part of why we remain bullish on the multifamily market.”

About Steadfast Apartment REIT III, Inc.
Steadfast Apartment REIT III, Inc. is a real estate investment trust and was formed to acquire and operate a diverse portfolio of well-positioned, institutional-quality multifamily apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT III, Inc. is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may” and “should” and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.
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FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST APARTMENT REIT III, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$45,908,171	$45,908,171
Building and improvements	356,876,800	355,780,664
Total real estate, cost	402,784,971	401,688,835
Less accumulated depreciation and amortization	(25,156,665)	(21,387,012)
Total real estate, net	377,628,306	380,301,823
Cash and cash equivalents	27,688,608	35,628,660
Restricted cash	2,879,681	3,729,649
Rents and other receivables	477,723	515,569
Other assets	578,691	906,700
Total assets	$409,253,009	$421,082,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$6,693,361	$7,520,803
Mortgage notes payable, net	280,145,499	280,086,921
Distributions payable	1,100,033	1,169,815
Due to affiliates	727,371	4,898,804
Total liabilities	288,666,264	293,676,343
Commitments and contingencies
Redeemable common stock	4,881,866	6,570,093
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Class A common stock, $0.01 par value per share; 480,000,000 shares authorized, 3,506,298 and 3,516,990 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	35,064	35,171
Class R common stock, $0.01 par value per share; 240,000,000 shares authorized, 475,921 and 474,076 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	4,760	4,742
Class T common stock, $0.01 par value per share; 480,000,000 shares authorized, 4,651,563 and 4,620,317 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	46,517	46,204
Additional paid-in capital	172,905,912	170,763,927
Cumulative distributions and net losses	(57,287,374)	(50,014,079)
Total stockholders’ equity	115,704,879	120,835,965
Total liabilities and stockholders’ equity	$409,253,009	$421,082,401

STEADFAST APARTMENT REIT III, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Rental income	$9,769,719	$8,771,594
Other income	180,712	60,582
Total revenues	9,950,431	8,832,176
Expenses:
Operating, maintenance and management	2,476,041	2,323,918
Real estate taxes and insurance	1,504,899	1,403,354
Fees to affiliates	1,593,499	1,345,840
Depreciation and amortization	3,769,873	4,703,625
Interest expense	3,498,528	2,225,371
General and administrative expenses	1,187,099	754,902
Total expenses	14,029,939	12,757,010
Net loss	$(4,079,508)	$(3,924,834)

Net loss attributable to Class A common stockholders — basic and diluted	$(1,658,116)	$(1,690,784)
Net loss per Class A common share — basic and diluted	$(0.47)	$(0.53)
Weighted average number of Class A common shares outstanding — basic and diluted	3,507,408	2,983,166

Net loss attributable to Class R common stockholders — basic and diluted	$(224,842)	$(188,592)
Net loss per Class R common share — basic and diluted	$(0.47)	$(0.55)
Weighted average number of Class R common shares outstanding — basic and diluted	475,607	332,745

Net loss attributable to Class T common stockholders — basic and diluted	$(2,196,551)	$(2,045,458)
Net loss per Class T common share — basic and diluted	$(0.47)	$(0.60)
Weighted average number of Class T common shares outstanding — basic and diluted	4,646,358	3,608,942

Steadfast Apartment REIT III, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Three Months Ended March 31, 2019 and 2018
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust (“REIT”). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company’s net income (loss) as determined under U.S. generally accepted accounting principles (“GAAP”).
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company’s operations, it could be difficult to recover any impairment charges. The Company’s FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. The Company adopted ASU 2016-02 on January 1, 2019, which requires the Company, as a lessee, to recognize a liability for obligations under a lease contract and a right-of-use asset. The carrying amount of the right-of-use asset is amortized over the term of the lease. Because the Company has no ownership rights (current or residual) in the underlying asset, NAREIT concluded that the amortization of the right-of-use asset should not be added back to GAAP net income (loss) in calculating FFO. This amortization expense is included in FFO. However, FFO, and modified funds from operations (“MFFO”) as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company’s operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company’s management believes these fees and expenses do not affect the Company’s overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, like us, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. The Company’s board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. However, the board of directors does not anticipate evaluating a liquidity event (i.e., a listing of the Company’s common stock on a national exchange, a merger or sale of the Company or another similar transaction) until five years after the completion of its offering stage. Thus, as a limited life REIT the Company will not continuously purchase assets and will have a limited life.
Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affects its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company’s operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company’s operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While the Company relies on its external advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company’s operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company’s MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to acquisition fees and expenses as discussed below. In calculating MFFO, the Company excludes acquisition related expenses that are not capitalized, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Historically under GAAP, acquisition fees and expenses were characterized as operating expenses in determining operating net income. However, following the recent publication of ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business (“ASU 2017-01”), acquisition fees and expenses are capitalized and depreciated under certain conditions. The Company elected to early adopt ASU 2017-01, resulting in a substantial part of its acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but captured as depreciation in calculating FFO. However, these expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company’s business plan to generate operational income and cash flow to fund distributions to its stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
The Company’s management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company’s performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with the Company’s management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company’s current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company’s performance, as an alternative to cash flows from operations as an indication of the Company’s liquidity, or indicative of funds available to fund the Company’s cash needs, including the Company’s ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company’s performance. MFFO is useful in assisting the Company’s management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

Neither the Securities and Exchange Commission (the “SEC”), NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.
The Company’s calculation of FFO and MFFO is presented in the following table for the three months ended March 31, 2019 and 2018:

	For the Three Months Ended March 31,
	2019	2018
Reconciliation of net loss to MFFO:
Net loss	$(4,079,509)	$(3,924,834)
Depreciation of real estate assets	3,769,653	3,256,582
Amortization of lease-related costs	—	1,447,043
FFO	(309,855)	778,791
Acquisition fees and expenses(1)(2)	—	1,746
Unrealized loss (gain) on derivative instruments	289,592	(379,314)
MFFO	$(20,263)	$401,223
____________________
(1)By excluding expensed acquisition costs that are not capitalized, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to the Company’s advisor or third parties. Acquisition fees and expenses under GAAP historically were considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the publication of ASU 2017-01, acquisition fees and expenses are capitalized and depreciated under certain conditions. The Company elected to early adopt ASU 2017-01 resulting in a substantial part of its acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but are captured as depreciation in calculating FFO. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company’s business plan to generate operational income and cash flow to fund distributions to its stockholders.
(2)Acquisition expenses for the three months ended March 31, 2019 and 2018, of $0 and $1,746, respectively, did not meet the criteria for capitalization under ASU 2017-01 and are recorded in general and administrative expenses in the accompanying consolidated statements of operations. There were no acquisition fees for the three months ended March 31, 2019 and 2018, that did not meet the criteria for capitalization under ASU 2017-01.

Steadfast Apartment REIT III, Inc.
Non-GAAP Measures - Net Operating Income
For the Three Months Ended March 31, 2019 and 2018
Net Operating Income (“NOI”), is a non-GAAP financial measure of performance. NOI is used by investors and the Company’s management to evaluate and compare the performance of the Company’s properties and to determine trends in earnings and to compute the fair value of the Company’s properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, or (5) general and administrative expenses and other gains and losses that are specific to the Company. The cost of funds is eliminated from net income (loss) because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs (those that did not meet the criteria for capitalization under ASU 2017-01) and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the Company.
Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company’s multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company’s operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs of the property owner.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs (those that did not meet the criteria for capitalization under ASU 2017-01), certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole. NOI is therefore not a substitute for net (loss) income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company’s NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.
The following is a reconciliation of the Company’s NOI to net loss for the three months ended March 31, 2019 and 2018:

	For the Three Months Ended March 31,
	2019	2018
Net loss	$(4,079,508)	$(3,924,834)
Fees to affiliates(1)	1,101,150	991,560
Depreciation and amortization	3,769,873	4,703,625
Interest expense	3,498,528	2,225,371
General and administrative expenses	1,187,099	754,902
Other gains(2)	(121,222)	—
NOI	$5,355,920	$4,750,624
________________

(1)
Fees to affiliates for the three months ended March 31, 2019 and 2018, exclude property management fees of $324,732 and $266,607 and other reimbursements of $167,617 and $87,673, respectively, that are included in NOI.

(2)	Other gains for the three months ended March 31, 2019 and 2018 include non-recurring insurance claim recoveries and interest income that are not included in NOI.

EXHIBIT A

Monthly Portfolio Snapshot	JANUARY 2019

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Carriage House Apartment Homes	Gurnee, IL	136	9	127	117	85.7%	87.3%
Bristol Village Apartments	Aurora, CO	240	1	239	217	90.4%	93.4%
Canyon Resort at Great Hills Apartments	Austin, TX	256	1	255	241	94.2%	94.7%
Reflections on Sweetwater Apartments	Lawrenceville, GA	280	1	279	263	94.0%	95.9%
Pointe at Vista Ridge Apartments	Lewisville, TX	300	1	299	275	91.7%	94.1%
Belmar Villas	Lakewood, CO	318	4	314	284	89.4%	91.4%
Ansley at Princeton Lakes	Atlanta, GA	306	1	305	275	90.0%	94.4%
Sugar Mill Apartments	Lawrenceville, GA	244	1	243	228	93.6%	95.8%
Avery Point Apartments	Indianapolis, IN	512	2	510	482	94.2%	96.1%
Cottage Trails at Culpepper Landing	Chesapeake, VA	183	1	182	163	88.8%	90.9%
Total		2,775	22	2,753	2,545	91.7%	94.0%

Monthly Portfolio Snapshot	FEBRUARY 2019

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Carriage House Apartment Homes	Gurnee, IL	136	9	127	120	88.1%	90.3%
Bristol Village Apartments	Aurora, CO	240	1	239	219	91.2%	94.1%
Canyon Resort at Great Hills Apartments	Austin, TX	256	1	255	244	95.3%	95.7%
Reflections on Sweetwater Apartments	Lawrenceville, GA	280	1	279	261	93.0%	96.1%
Pointe at Vista Ridge Apartments	Lewisville, TX	300	1	299	277	92.2%	95.0%
Belmar Villas	Lakewood, CO	318	2	316	291	91.5%	92.8%
Ansley at Princeton Lakes	Atlanta, GA	306	1	305	279	91.1%	94.9%
Sugar Mill Apartments	Lawrenceville, GA	244	1	243	225	92.2%	93.9%
Avery Point Apartments	Indianapolis, IN	512	2	510	487	95.1%	97.3%
Cottage Trails at Culpepper Landing	Chesapeake, VA	183	1	182	164	89.4%	92.8%
Total		2,775	20	2,755	2,567	92.5%	94.8%

Monthly Portfolio Snapshot	MARCH 2019

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Carriage House Apartment Homes	Gurnee, IL	136	9	127	120	87.9%	92.7%
Bristol Village Apartments	Aurora, CO	240	1	239	225	93.6%	96.0%
Canyon Resort at Great Hills Apartments	Austin, TX	256	1	255	246	96.0%	96.9%
Reflections on Sweetwater Apartments	Lawrenceville, GA	280	1	279	264	94.2%	96.4%
Pointe at Vista Ridge Apartments	Lewisville, TX	300	1	299	276	92.0%	94.8%
Belmar Villas	Lakewood, CO	318	2	316	298	93.7%	94.6%
Ansley at Princeton Lakes	Atlanta, GA	306	1	305	282	92.1%	96.5%
Sugar Mill Apartments	Lawrenceville, GA	244	1	243	226	92.5%	94.2%
Avery Point Apartments	Indianapolis, IN	512	1	511	485	94.8%	98.1%
Cottage Trails at Culpepper Landing	Chesapeake, VA	183	1	182	164	89.8%	91.9%
Total		2,775	19	2,756	2,586	93.2%	95.7%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS

Total Units:	Number of units per property at the end of the reporting period.

Non-Revenue Units:	Number of model units or other non-revenue administrative units at the end of the reporting period.

Rentable Units:	Total Units less Non-Revenue Units at the end of the reporting period.

Average Occupied Units:	Number of units occupied based on a daily average during the reporting period.

Average Percent Occupied:	Percent of units occupied (Average Occupied Units divided by Total Units).

Percent Leased:	Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).